Exhibit 10.63



          [Letterhead of GE Capital Franchise Finance Corporation]






January 28, 2002


Shoney's Properties Group 3, LLC
1727 Elm Hill Pike
Nashville, TN  37210
Attn: Andrew L. Schwarcz

     Re: The properties identified by GEFFC Number, Unit Number, City and State on the attached Schedule A (individually referred to as a "Unit" and collectively referred to as the "Premises")

Dear Mr. Schwarcz:

     GE Capital Franchise Finance Corporation ("GEC Franchise Finance") is the successor by merger to FFCA Acquisition Corporation, which entered in certain loan documents with, and received certain promissory notes from, Shoney's Properties Group 3, LLC, a Delaware limited liability company (the "Borrower"), that specifically pertain to the Premises. These loan documents and promissory notes, as the same may have been or may be amended, are collectively referred to in this letter agreement as the "Loan Documents." Capitalized defined terms not otherwise defined in this letter agreement shall have the meanings ascribed to them in the Loan Agreement, dated as of September 6, 2000, as the same may have been or may be amended (the "Loan Agreement"), by and between the Borrower and FFCA Acquisition Corporation.

     Although GEC Franchise Finance no longer owns the transactions evidenced by the Loan Documents, GEC Franchise Finance currently services the transactions on behalf of the transactions' owners, and is authorized to execute this letter agreement on their behalf as Master Servicer.

     Notwithstanding certain requirements of the Loan Documents for the maintenance by the Borrower of an aggregate Fixed Charge Coverage Ratio of 1.25:1 (the "FCCR Requirement") with respect to the properties that are listed in Exhibit A to the Loan Agreement (the "Borrower Properties"), the Borrower has requested that GEC Franchise Finance consent to (i) the





Shoney's Properties Group 3, LLC
January 28, 2002
Page 2





relinquishment of the maintenance of the FCCR Requirement for the Premises for the period commencing from and including the last day of the fiscal year of Borrower in 2001 and ending on the Termination Date (as defined below); and (ii) the exclusion of the Premises from the calculation of the FCCR Requirement for the Borrower Properties for the period commencing from and including the last day of the fiscal year of Borrower in 2001 and ending on the Termination Date. Furthermore, notwithstanding certain provisions of the Loan Documents, the Borrower also has requested that GEC Franchise Finance consent to the closure of the Premises (the closure of the Premises being collectively referred to as the "Closure"). By signing this letter agreement where indicated below, the Borrower represents and warrants to GEC Franchise Finance that, other than (i) the maintenance of the FCCR Requirement under the Loan Documents for the Premises, (ii) the Closure, and (iii) the maintenance of the fixed charge coverage ratio requirement under the Related Loan Documents and the Shoney's Loan Documents and the closure of other properties subject to the terms of the Related Loan Documents or the Shoney's Loan Documents for which letter agreements of forbearance such as this one have been provided to the Related Debtors and Shoney's, Inc., from GEC Franchise Finance, no event has occurred, and no condition exists, that could constitute, or with notice or the passage of time or both would constitute, a default of the Borrower under the Loan Documents.

     In response to the Borrower's request relating to the FCCR Requirement, GEC Franchise Finance agrees, subject to the terms of this letter agreement, that for the period commencing from and including the last day of the fiscal year of the Borrower in 2001 and ending on and including the last day of the fiscal year of the Borrower in 2002 (the "Termination Date") (i) the failure to maintain the FCCR Requirement for the Premises in and of itself shall not be deemed an event of default under the Loan Documents, (ii) the FCCR Requirement for the Premises shall not be applicable to, and the Premises shall be excluded from, the calculation of the FCCR Requirement for all of the Borrower Properties, and (iii) GEC Franchise Finance shall forbear from exercising rights and remedies that may be available to it solely as a result of the failure to maintain the FCCR Requirement with respect to the Premises.

     In response to the Borrower's request relating to the Closure, GEC Franchise Finance further agrees, subject to the terms of this letter agreement, that for the period commencing from and including the first day of the fiscal year of the Borrower in 2001 and ending on the Termination Date,
(i) the Closure in and of itself shall not be deemed an event of default under the Loan Documents, and (ii) GEC Franchise Finance shall forbear from exercising rights and remedies that may be available to it solely as a result of the Closure. In particular, the Borrower




Shoney's Properties Group 3, LLC
January 28, 2002
Page 3


and the Lessee shall not be deemed in breach, violation or default under the following provisions of the Loan Documents as a result of the Closure through and including the Termination Date:

          (a) As to the Loan Agreement, Sections 6.G. (the first sentence of that paragraph only), 6.I. and 6.J. (as to the requirement that the Premises be fully equipped and operational only);

          (b) As to the Lease, Sections 7.G., 15 (the second sentence of that Section only), 16.D.(ii), 23.(A) (subclause (v) only relating to the word "vacates") and 43 (the first subclause (i) in that Section relating only to the word "use"); and

          (c) As to the Mortgages, Sections 2.04 (as to the requirement that the Premises be in use), 2.07 (only to the extent the representations and warranties in the Loan Agreement as specified in subclause (a) above have been affected by this letter agreement),
     3.04 (only to the extent as specifically provided in this letter agreement) and 3.06 (only to the extent as specifically provided in this letter agreement).

     In connection with the Closure of the Premises, the Borrower covenants and agrees to take (or to cause the Lessee to take) the following actions:

          (a) Equipment Removal. Any and all equipment (except for Shoney's signs) shall remain at the Unit where presently located and none of such equipment shall be removed therefrom without GEC Franchise Finance's prior written approval (except as specifically provided in this letter agreement). All equipment may be removed from a Unit when such Unit has been sold and the corresponding Note for such Unit has been paid.

          (b) Maintenance & Security. Until such time as a Unit has been sold and the Note corresponding to such Unit has been paid, the Borrower shall cause the Lessee to cause such Unit at all times to be well maintained, repaired, secured and insured in accordance with the requirements of the Loan Documents.

          (c) De-Identification. The Borrower and the Lessee shall have the right to de-identify a Unit as a "Shoney's" restaurant by covering sign faces or sign panels and/or removing sign faces or sign panels. Except as specifically provided in this letter agreement, the Borrower and the Lessee shall not remove or allow the removal of any pylons, sign pallets or sign panel boxes from a Unit, provided, however, that, to the extent a Governmental Authority requires the removal of any such pylons, sign pallets or sign panel boxes from sign structures or buildings, the Borrower and the Lessee shall not remove such items from the boundaries of the Unit at which they were located without the prior consent of





Shoney's Properties Group 3, LLC
January 28, 2002
Page 4


     GEC Franchise Finance. To the extent the Loan Documents require GEC Franchise Finance's permission to make any alterations or permission to perform alterations to de-identify the Premises to the extent as specifically provided herein, such permission shall be deemed granted by GEC Franchise Finance subject, however, to compliance by the Borrower with all other requirements as contained in the Loan Documents relating to alterations.

          (d) Licenses & Permits. Except for those Units marked by an asterisk on Schedule A for which the provisions of this paragraph (d) shall not apply, the Borrower and the Lessee shall cause all licenses and permits required for the operation of a Unit as a Permitted Facility that can be maintained after the Closure of such Unit by the periodic payment of a fee to appropriate Governmental Authorities at all times to be maintained until such time as such Unit is sold and the Note corresponding to such Unit is paid, provided, however, that, in the event there are Material Licenses (as hereinafter defined) which may terminate, expire or be deemed abandoned or surrendered by operation of law due to the Closure of a Unit and the passage of time, then the Borrower shall use its best efforts (and cause the Lessee to use its best efforts) to preserve and protect such Material Licenses to the extent it is reasonably practicable to do so. For each such Unit, the Borrower shall provide within thirty (30) days after the date of this letter written notice of all licenses and permits existing at such Unit that are or may be affected by the Closure and the period of time required after the Closure for any licenses and permits to be deemed terminated, expired, abandoned or surrendered. Upon receipt of such notice, GEC Franchise Finance shall notify the Borrower of those licenses and permits that GEC Franchise Finance deems in its sole discretion to be Material Licenses. Upon such notice from GEC Franchise Finance of its determination of the Material Licenses, the Borrower shall undertake its best efforts to preserve and protect such Material Licenses. For purposes of this paragraph, "Material Licenses" means legally non-conforming grandfathered rights, certificates of occupancy, use permits or any other material rights, licenses or permits, the loss of which could, as determined in GEC Franchise Finance's sole discretion, materially affect the value of a Unit, result in the inability of the Unit to be operated as a restaurant under its current conditions, or could cause substantial delay in any attempt to re-open such Unit as a going concern. For purposes of this paragraph, "best efforts" shall mean and include all efforts to be undertaken by the Borrower and the Lessee to the extent it is reasonably practical to do so, to preserve and protect all Material Licenses, including, but not limited to, causing any Unit to remain open or to be re-opened, commencing any and all appropriate legal or administrative actions against any and all appropriate Governmental Authorities or Persons to challenge, protect, preserve or re-establish all such Material Licenses, payment





Shoney's Properties Group 3, LLC
January 28, 2002
Page 5

     of all license or permit fees, fines or penalties, or any combination of all of the above, or payment in full of the Note corresponding to such Unit to the extent any such Material Licenses cannot be protected or preserved and GEC Franchise Finance has elected in writing that said Note be paid.

This forbearance letter is subject at all times to the Borrower's complying with the terms and provisions of subparagraphs (a) through (d) above. To the extent that Schedule A attached hereto indicates that certain items of equipment or signage have been removed from the boundaries of a Unit, GEC Franchise Finance hereby consents to such removal.

     This letter agreement only applies, and is specifically limited, to the rights and remedies that may be available as a result of the Closure and the failure to maintain the FCCR Requirement for the Premises and shall no longer apply after the Termination Date. This forbearance is also subject to the completion of the collateral substitutions approved by GEC Franchise Finance as set forth in Schedule B attached hereto (collectively, the "Collateral Substitutions"), and the Borrower agrees to cause the Collateral Substitutions to which it is a party to be completed as soon as practicable, but in any event, such Collateral Substitutions shall be completed no later than September 30, 2002. Also, the agreement of GEC Franchise Finance to forbear is contingent upon: (i) the accuracy, currently and ongoing, of the Borrower's representations set forth in previous paragraph; (ii) the full and complete performance of the Borrower's obligations under the Loan Documents, except for the FCCR Requirement and the Closure; (iii) the non-existence of facts that, if known to GEC Franchise Finance, GEC Franchise Finance would deem material to its willingness to execute this letter agreement; and (iv) the absence of any default under the Loan Documents, including, but not limited to, any failure to pay any and all sums due under the Loan Documents by the Borrower and the absence of the Borrower to file, to initiate any proceeding, or to seek any protection under any similar law or statute related to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), or to become the subject of either a petition under the Code or an Action. Upon the failure by the Borrower of any such conditions as specified in this letter agreement, this letter agreement shall be deemed automatically null and void and of no force and effect whatsoever.

     Furthermore, as a condition to the issuance of this letter of forbearance, the Borrower and the Lessee agree that GEC Franchise Finance shall have the right at any time and from time to time upon written notice to the Borrower, to require the Borrower and one or more of the Related Debtors to combine (through merger, consolidation or other approved form of combination) two or more, or all, of the Loan Pools to which the Borrower and any of the Related Debtors may be a party, into one or more combined Loan Pools (hereinafter a "Combined Pool") with all of the properties within such Combined Pool under one single Master Lease with the Lessee, with the Borrower, and all corresponding Related Debtors in such Combined Pool, having been merged into one single borrowing entity. All Loan Documents corresponding to the Notes in such Combined Pool shall be cross-defaulted and cross-collateralized with each other and all other Loan Documents and Other Agreements now or hereafter entered into between (or, in the case of





Shoney's Properties Group 3, LLC
January 28, 2002
Page 6

notes and guaranties, in favor of) (i) GEC Franchise Finance or any of its other subsidiaries and affiliates, on the one hand, and (ii) the Borrower and Related Debtors on the other hand.

     This letter agreement is an agreement of forbearance only and is subject to all of the terms, conditions, representations and warranties contained herein. The Borrower and the Lessee expressly acknowledge and agree that this letter agreement shall not be claimed or deemed by the Borrower or the Lessee to be an amendment, modification or change to any of the terms or provisions of the Loan Documents. GEC Franchise Finance restates that time is of the essence with respect to all the provisions of the Loan Documents. Please note that any delay or omission by GEC Franchise Finance in exercising rights and remedies shall not operate as a waiver of any such rights and remedies. Similarly, no partial exercise by GEC Franchise Finance of its rights or remedies shall preclude any further enforcement thereof, and no single exercise by GEC Franchise Finance of rights or remedies shall preclude the enforcement of any other rights or remedies.

     All rights and remedies available to GEC Franchise Finance are expressly reserved and preserved, and the foregoing forbearance shall not (i) create any obligation, express or implied, to forbear with respect to any other terms, conditions or covenants with which the Borrower is required to comply under the Loan Documents, including, but not limited to, any forbearance with respect to the FCCR Requirement or closure of any other Borrower Properties or any future forbearance with respect to the FCCR Requirement or any future closure of the Premises, or (ii) be deemed to be a waiver of any existing (whether known or unknown) or future default under the Loan Documents.

     This letter of forbearance fully amends, restates, supersedes and, therefore, replaces any previous letter or letters of forbearance relating to the Closure and the FFCR Requirement of the Premises that were the subject matter of this letter, and all such previous forbearance letters shall be deemed terminated and of no force or effect whatsoever, excluding, however from the provisions of this paragraph any other letters issued by GEC Franchise Finance to the Borrower, Shoney's, Inc., or any Related Debtors and dated of even date herewith.




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Shoney's Properties Group 3, LLC
January 28, 2002
Page 7








                                      GE CAPITAL FRANCHISE FINANCE
                                      CORPORATION, a Delaware corporation


                                      By: /s/ Gregg A. Seibert
                                         ------------------------------------
                                      Its: Senior Vice President
                                          -----------------------------------



Acknowledged, Understood and Agreed this
28th day of January, 2002, by:

          "Borrower"

SHONEY'S PROPERTIES GROUP 3, LLC,
a Delaware limited liability company

By: Shoney's, Inc., a Tennessee corporation,
    its Managing Member


By: /s/ F. E. McDaniel, Jr.
   -----------------------------------------
   F. E. McDaniel, Jr.
   Secretary, Treasurer and General Counsel


           "Lessee"

SHONEY'S, INC.,
a Tennessee corporation


By: /s/ F. E. McDaniel, Jr.
   -----------------------------------------
   F. E. McDaniel, Jr.
   Secretary, Treasurer and General Counsel



Schedules omitted due to immateriality.